Exhibit 5.1

July 23, 2015

Cryoport, Inc.

20382 Barents Sea Circle,
Lake Forest, CA 92630

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Cryoport, Inc., a Nevada corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the public offering by the Company of (i) up to 1,397,849 Units (“Units”), with each Unit consisting of one share of the Company’s common stock, $0.001 par value (“Common Stock”), and one warrant to purchase one share of the Common Stock (“Warrant”); (ii) up to 209,677 Units for which the underwriters have been granted an over-allotment option (the “Over-Allotment Units”); (iii) all shares of Common Stock issued as part of the Units and the Over-Allotment Units (“Unit Shares”); (iv) all Warrants issued as part of the Units and the Over-Allotment Units (“Unit Warrants”); and (v) all shares of Common Stock issuable upon exercise of the Unit Warrants (“Warrant Shares” and, collectively with the Unit Shares, the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

In our examination, we have reviewed and are familiar with the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof.  For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

Cryoport, Inc.

July 23, 2015

In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons signing such documents to execute, deliver and perform under such documents, and the valid authorization, execution and delivery of such documents by such persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications, and limitations contained herein, we are of the opinion that:

(1) The Units and the Unit Shares are validly issued, fully paid, and non-assessable;

(2) The Unit Warrants constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms; and

(3) The Warrant Shares, when issued upon exercise of the Warrants in the manner and on the terms described in the Registration Statement and the Warrants, including receipt of the requisite consideration set forth therein, will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.